Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

HealthEquity, Inc.

Draper, Utah

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HealthEquity, Inc. of our report dated March 18, 2019, with respect to the consolidated statements, of income, comprehensive income, stockholders’ equity, and cash flows of WageWorks, Inc. (the “Company”) for the year ended December 31, 2016, appearing in the Current Report on Form  8-K of HealthEquity, Inc. dated July 8,2019.

/s/ Macias, Gini & O’Connell, LLP

Newport Beach, California

August 30, 2019